EXHIBIT 10.1
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Fourth Amendment”), dated March 18, 2009, is by and between THE BON-TON STORES, INC., a Pennsylvania corporation (the “Company”), and BYRON L. BERGREN (“Employee”).
W I T N E S S E T H:
WHEREAS, the Company and Employee entered into an Agreement dated as of August 24, 2004 (“Agreement”) with respect to the employment of Employee as the President and Chief Executive Officer of the Company;
WHEREAS, the Company and Employee entered into an amendment to the Agreement as of May 1, 2005 (“First Amendment”), a second amendment to the Agreement on May 23, 2006 (“Second Amendment”), and a third amendment to the Agreement on July 19, 2007 (“Third Amendment”);
WHEREAS, the Human Resources and Compensation Committee (“HRCC”) of the Company’s Board of Directors (“Board”) has approved the cash bonus opportunities described below in this Fourth Amendment for which Employee shall be eligible for Fiscal Year 2009 (defined below) and Fiscal Year 2010 (defined below) and the grants of restricted shares described below in this Fourth Amendment, and the Board has approved this Fourth Amendment; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement (as previously amended by the First Amendment, the Second Amendment and the Third Amendment).
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Employee agree as follows:
1. Position and Responsibilities. Amendment of Paragraph 1 of Agreement. Paragraph 1 of the Agreement is amended to set forth the following agreement between the Company and Employee:
(a) Employee shall be the Company’s President and Chief Executive Officer through January 31, 2011.
(b) Thereafter, through February 5, 2012, Employee shall serve the Company in an important role to be determined by the Board based upon its decision as to what is in the best interests of the Company. Employee shall report to the Board through February 5, 2012, and the Board agrees to nominate Employee to serve as a Director of the Board for the period through February 5, 2012. For purposes hereof, an “important role” with respect to Employee’s employment commencing February 1, 2011 shall mean a role, as determined by the Board, consisting of Board-level activities, activities to facilitate the transition of the new Chief Executive Officer and/or such other activities as would be consistent with Employee’s position at such time as a Director and former Chief Executive Officer of the Company.
(c) In all other respects, Paragraph 1 of the Agreement shall remain in effect.

2. Term of Agreement; Renewal; Effective Date of this Fourth Amendment.
(a) Amendment of Paragraph 2 of Agreement. The following shall be substituted for Paragraph 2 of the Agreement:
“Term of Agreement. This Agreement, and Employee’s relationship with the Company hereunder, shall commence as of the date this Agreement has been executed by both parties (the “Effective Date”), and shall continue through and terminate on February 5, 2012 (the “Term”), unless sooner terminated in accordance with Paragraph 12 below.”
(b) Effective Date of this Fourth Amendment. This Fourth Amendment shall be effective upon execution by Employee and the Company (“Fourth Amendment Effective Date”).
3. Bonus. Amendment of Paragraph 4(b) of the Agreement. Paragraph 4(b) of the Agreement is further amended to set forth the following agreement between the Company and Employee:
(a) Fiscal Year 2009. For the fiscal year of the Company beginning February 1, 2009 (“Fiscal Year 2009”), Employee shall be eligible for a bonus pursuant to the terms and conditions previously established by the HRCC under The Bon-Ton Stores, Inc. Cash Bonus Plan (“Cash Bonus Plan”) with a target bonus of one hundred percent (100%) of Employee’s Base Salary. The bonus shall be determined and awarded in accordance with objectives to be determined by the HRCC consistent with the Cash Bonus Plan and communicated to Employee.
(b) Fiscal Year 2010. For the fiscal year of the Company beginning January 31, 2010 (“Fiscal Year 2010”), Employee shall be eligible for a bonus under the Cash Bonus Plan with a target bonus of one hundred percent (100%) of Employee’s Base Salary. The bonus shall be determined and awarded in accordance with objectives to be determined by the HRCC consistent with the Cash Bonus Plan and communicated to Employee.
(c) Fiscal Year 2011. For the fiscal year of the Company beginning January 30, 2011 (“Fiscal Year 2011”), Employee’s eligibility for a bonus will be reviewed and determined by the HRCC based upon the important role assigned to Employee by the Board in accordance with Section 1(b) of this Fourth Amendment. The potential amount of such bonus, if any, and the objectives to be achieved in order for such bonus to become payable shall be determined by the HRCC in its sole discretion and shall be communicated to Employee.
(d) In all other respects, Paragraph 4(b) of the Agreement shall remain in effect.

4. Long-Term Incentive Program. Amendment of Paragraph 6 of the Agreement. Paragraph 6 of the Agreement is further amended to set forth the following agreement between the Company and Employee:
(a) Fiscal Year 2009 Restricted Share Grants.
(i) Time-Based Restricted Share Grant.
(A) As soon as practicable after the Fourth Amendment Effective Date, Employee shall receive under The Bon-Ton Stores, Inc. Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan or any successor plan thereof (“Stock Incentive Plan”) an additional grant of 200,000 Restricted Shares (the “2009 Time-Based Restricted Shares”).
(B) Employee’s ownership of the 2009 Time-Based Restricted Shares shall vest 50% on February 1, 2010 and 50% on February 1, 2011, provided that Employee is continuously employed by the Company through such dates. Notwithstanding the foregoing, the 2009 Time-Based Restricted Shares shall vest immediately upon Employee’s discharge without Cause or resignation for Good Reason, provided that, in either case, Employee executes a general release of claims consistent with Paragraph 13(b) of the Agreement.
(C) If the Board declares any dividends in respect of the common stock, par value $0.01 per share, of the Company, then such dividends shall be paid on the 2009 Time-Based Restricted Shares, provided that the 2009 Time-Based Restricted Shares have not been forfeited as of the record date for the applicable dividend distribution.
(D) The material terms of the Time-Based Restricted Shares shall be set forth in a Restricted Stock Agreement in the form set forth as Exhibit A to the Third Amendment.
(ii) Performance-Based Restricted Share Grant.
(A) As soon as practicable after the Fourth Amendment Effective Date, Employee shall receive under the Stock Incentive Plan an additional grant of 200,000 Restricted Shares (the “2009 Grant of Restricted Shares Based Upon Company Performance for Fiscal Year 2009”).
(B) The 2009 Grant of Restricted Shares Based Upon Company Performance for Fiscal Year 2009 shall become vested based upon achievement of the performance goals set by the HRCC for Fiscal Year 2009.
(C) With respect to the 2009 Grant of Restricted Shares Based Upon Company Performance for Company’s 2009 Fiscal Year, performance metrics and numerical values for the selected performance metrics will be in line with the respective targets under the Company Plan for Fiscal Year 2009 as well as in line with the respective targets for the cash bonus under the Cash Bonus Plan for Fiscal Year 2009, as determined by the HRCC in the normal course (i.e., in the first quarter of Fiscal Year 2009).

(D) The performance-based Restricted Shares granted pursuant to this Paragraph 4(a)(ii) of this Fourth Amendment shall be forfeited to the extent not vested based upon the performance of the Company in Fiscal Year 2009. Notwithstanding the foregoing, in the event that Employee is discharged without Cause or resigns for Good Reason prior to January 31, 2010, the Restricted Shares granted pursuant to this Paragraph 4(a)(ii) shall become vested to the extent provided in the performance schedule established with respect to such Restricted Shares as if Employee had remained employed by the Company through the date that a determination of vesting of such Restricted Shares is made by the HRCC, without regard to such prior discharge without Cause or resignation for Good Reason, provided that, in either case, Employee executes a general release of claims consistent with Paragraph 13(b) of the Agreement.
(E) Dividends shall not accrue or be paid on the performance based Restricted Shares granted pursuant to this Paragraph 4(a)(ii) of this Fourth Amendment until the Restricted Shares vest.
(F) This grant of performance-based Restricted Shares is to be made pursuant to the performance-based award provisions of the Stock Incentive Plan as amended and restated.
(G) The material terms of this grant of performance-based Restricted Shares shall be set forth in a Restricted Stock Agreement in the form set forth as Exhibit C to the Third Amendment.
(b) Fiscal Year 2010 Restricted Share Grants.
(i) Time-Based Restricted Share Grant.
(A) On or about the first business day of Fiscal Year 2010, assuming Employee is employed by the Company at that time, Employee shall receive under the Stock Incentive Plan an additional grant of 200,000 Restricted Shares (the “2010 Time-Based Restricted Shares”).
(B) Employee’s ownership of the 2010 Time-Based Restricted Shares shall vest 100% on February 5, 2012 provided that Employee is continuously employed by the Company through that date. Notwithstanding the foregoing, the 2010 Time-Based Restricted Shares shall vest immediately upon Employee’s discharge without Cause or resignation for Good Reason, provided that, in either case, Employee executes a general release of claims consistent with Paragraph 13(b) of the Agreement.
(C) If the Board declares any dividends in respect of the common stock, par value $0.01 per share, of the Company, then such dividends shall be paid on the 2010 Time-Based Restricted Shares, provided that the 2010 Time-Based Restricted Shares have not been forfeited as of the record date for the applicable dividend distribution.
(D) The material terms of the grant of 2010 Time-Based Restricted Shares shall be set forth in a Restricted Stock Agreement in the form set forth as Exhibit A to the Third Amendment.

(ii) Performance-Based Restricted Share Grant.
(A) On or about the first business day of Fiscal 2010, assuming that Employee is employed by the Company at that time, Employee shall receive under the Stock Incentive Plan an additional grant of 200,000 Restricted Shares.
(B) One half of these Restricted Shares (“2010 Grant of Restricted Shares Based Upon Company Performance for Fiscal Year 2010”) shall become vested based upon achievement of the performance goals set by the HRCC for Fiscal Year 2010, and the other one-half of these Restricted Shares (“2010 Grant of Restricted Shares Based Upon Company Performance for Fiscal Year 2011”) shall become vested based upon the achievement of the performance goals set by the HRCC for Fiscal Year 2011.
(C) Performance metrics and numerical values for the selected performance metrics will be in line with the respective targets under the Company Plan for Fiscal Year 2010 and Fiscal Year 2011, respectively, as well as in line with the respective targets for the cash bonus under the Cash Bonus Plan for each such respective fiscal year of the Company, as determined by the HRCC in the normal course (i.e., in the first quarter of the applicable fiscal year).
(D) The Restricted Shares granted pursuant to this Paragraph 4(b)(ii) of this Fourth Amendment shall be forfeited to the extent not vested based upon the performance of the Company in Fiscal Year 2010 or Fiscal Year 2011, as applicable. Notwithstanding the foregoing, in the event that (1) Employee is discharged without Cause or resigns for Good Reason prior to January 30, 2011, the 2010 Grant of Restricted Shares Based Upon Company Performance for Fiscal Year 2010 shall become vested to the extent provided in the performance schedule established with respect to such Restricted Shares as if Employee had remained employed by the Company through the date that a determination of vesting of such Restricted Shares is made by the HRCC, without regard to such prior discharge without Cause or resignation for Good Reason, provided that, in either case, Employee executes a general release of claims consistent with Paragraph 13(b) of the Agreement, or (2) Employee is discharged without Cause or resigns for Good Reason on or after January 30, 2011 and prior to January 29, 2012, the 2010 Grant of Restricted Shares Based Upon Company Performance for Fiscal Year 2011 shall become vested to the extent provided in the performance schedule established with respect to such Restricted Shares as if Employee had remained employed by the Company through the date that a determination of vesting of such Restricted Shares is made by the HRCC, without regard to such prior discharge without Cause or resignation for Good Reason; provided that, in either case, Employee executes a general release of claims consistent with Paragraph 13(b) of the Agreement.
(E) Dividends shall not accrue or be paid on the performance-based Restricted Shares granted pursuant to this Paragraph 4(b)(ii) of this Fourth Amendment until the Restricted Shares vest.

(F) This grant of Restricted Shares is to be made pursuant to the performance-based award provisions of the Stock Incentive Plan as amended and restated.
(G) The material terms of this grant of performance-based Restricted Shares shall be set forth in a Restricted Stock Agreement in the form set forth as Exhibit C to the Third Amendment.
5. Amendment of Paragraph 12 of the Agreement.
(a) The following shall be substituted for Paragraph 12(c) of the Agreement:
“(c) Resignation for Good Reason. Employee may resign for “Good Reason,” defined below, upon 30 days’ written notice by Employee to the Company except as set forth in Paragraph 12(d) below. The Company may waive Employee’s obligation to work during this 30-day notice period and terminate his employment immediately, but if the Company takes this action in the absence of agreement by Employee, Employee shall receive the salary which otherwise would be due through the end of the notice period.
For purposes of this Agreement, “Good Reason” shall mean any of the following violations of this Agreement by the Company:
(i) causing Employee to cease to be President and Chief Executive Officer prior to January 30, 2011;
(ii) a diminution in Employee’s responsibilities, duties or authority prior to January 30, 2011 other than a reassignment of such responsibilities, duties or authority in connection with the Company’s succession planning (with good faith and cooperation between the Board and Employee with respect to implementing a transition plan) in anticipation that Employee shall cease to be President and Chief Executive Officer on January 30, 2011;
(iii) causing the Employee to cease reporting to the Board as President and Chief Executive Officer prior to January 30, 2011, or causing the Employee to cease reporting thereafter to the Board in an important role prior to February 5, 2012;
(iv) failing to nominate Employee to continue to serve as a Director of the Company or removing Employee from the Board prior to February 5, 2012;
(v) any reduction, prior to February 5, 2012, in the Employee’s Base Salary below the amount then in effect;

(vi) any reduction, prior to January 30, 2011, in the Employee’s potential bonus eligibility amount as specified in this Agreement; or
(vii) any substantial breach of any material provision of this Agreement.
Notwithstanding the foregoing, the acts or omissions described above shall not constitute “Good Reason” unless Employee provides the Company with written notice detailing the matters he asserts to be “Good Reason” which the Company does not cure within thirty (30) days of receiving the notice.”
(b) In all other respects Paragraph 12 of the Agreement shall remain in effect.
6. Amendment of Paragraph 13 of the Agreement. Paragraph 13(a)(ii)(B) of the Agreement, as amended, is hereby amended and restated to read as follows: “Continued participation in the Company’s group health benefit plan until Employee attains age 65 and continued participation in supplemental Pinnacle health coverage until Employee attains age 65.” Paragraphs 13(a)(ii)(C) and 13(a)(ii)(D) of the Agreement, as amended, are hereby deleted.
7. Legal Fees. The Company agrees to pay Employee’s reasonable legal fees, costs and expenses in connection with the negotiation of this Fourth Amendment up to Ten Thousand Dollars ($10,000).
8. Controlling Law. This Fourth Amendment and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.
9. Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Fourth Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties hereto.
10. Effect of Amendment. Except as may be affected by this Fourth Amendment, all of the provisions of the Agreement, the First Amendment, the Second Amendment and Third Amendment, as amended hereby, shall continue in full force and effect. The provisions of this Fourth Amendment shall not constitute a waiver or modification of any terms or conditions of the Agreement as modified by the First Amendment, the Second Amendment and Third Amendment other than as expressly set forth herein.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered, in Pennsylvania, this Agreement as of the date first above written.
THE BON-TON STORES, INC.

By:	/s/ Tim Grumbacher	Date: March 18, 2009

Tim Grumbacher
Executive Chairman of the Board

	/s/ Byron L. Bergren	Date: March 16, 2009

Byron L. Bergren